Exhibit 99.5

ABACUS RESOURCE MANAGEMENT COMPANY

FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2014

CONTENTS

Page

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT	1

FINANCIAL STATEMENTS

BALANCE SHEET	2-3

STATEMENT OF INCOME	4

STATEMENT OF RETAINED EARNINGS	5

STATEMENT OF CASH FLOWS	6

NOTES TO FINANCIAL STATEMENTS	7-11

David A. Kuykendall, CPA
Thomas H. Hamann, JD/CPA
Amy D. Johnson, CPA
Carrie N. Kuykendall, CPA

Phone: (503) 656-1405
Fax: (503) 655-7505

INDEPENDENT ACCOUNTANTS’ REVIEW REPORT

To the Stockholders

Abacus Resource Management Company

We have reviewed the accompanying balance sheet of Abacus Resource Management Company (a Corporation) as of September 30, 2014 and the related statements of income, retained earnings and cash flows for the nine months then ended. A review includes primarily applying analytical procedures to management’s financial data and making inquiries of Corporation management. A review is substantially less in scope than an audit, the objective of which is the expression of an opinion regarding the financial statements as a whole. Accordingly, we do not express such an opinion.

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America and for designing, implementing, and maintaining internal control relevant to the preparation and fair presentation of the financial statements.

Our responsibility is to conduct the review in accordance with Statements on Standards for Accounting and Review Services issues by the American Institute of Certified Public Accountants. Those standards require us to perform procedures to obtain limited assurance that there are no material modifications that should be made to the financial statements. We believe that the results of our procedures provide a reasonable basis for our report.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with accounting principles generally accepted in the United States of America.

Kent, Kuykendall & Co., P.C.

/s/ Kent, Kuykendall & Co., P.C.

December 29, 2014

ABACUS RESOURCE MANAGEMENT COMPANY

BALANCE SHEET

September 30, 2014

ASSETS

CURRENT ASSETS
Cash in checking	$361,069
Accounts receivable - trade	1,739,118
Retention receivable	432,602
Costs and estimated earnings in excess of billings on uncompleted contracts	428,172

TOTAL CURRENT ASSETS	2,960,961

PROPERTY AND EQUIPMENT, at cost
Equipment	92,615
Furniture and fixtures	23,667
Office and computer equipment	29,937
Vehicles	164,355
310,574
Less accumulated depreciation	(166,627)

TOTAL PROPERTY AND EQUIPMENT	143,947

OTHER ASSETS
Deposits	4,602

TOTAL ASSETS	$3,109,510

Continued on next page.

See accompanying notes and independent accountants’ review report.

ABACUS RESOURCE MANAGEMENT COMPANY

BALANCE SHEET (Continued)

September 30, 2014

LIABILITIES AND STOCKHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable - trade	$1,230,910
Retention payable	389,921
Billings in excess of costs and estimated earnings on uncompleted contracts	74,702
Sales tax payable	117,845
Current maturities of long-term debt	25,713

TOTAL CURRENT LIABILITIES	1,839,091

LONG-TERM LIABILITIES
Notes payable - stockholders	40,000
Long-term debt, net of current maturities	47,255

TOTAL LONG-TERM LIABILITIES	87,255

TOTAL LIABILITIES	1,926,346

STOCKHOLDERS’ EQUITY
Common stock, no par value, 2,000 shares authorized and issued	2,000
Retained earnings	1,181,164

TOTAL STOCKHOLDERS’ EQUITY	1,183,164

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$3,109,510

See accompanying notes and independent accountants’ review report.

ABACUS RESOURCE MANAGEMENT COMPANY

STATEMENT OF INCOME

For the Nine Months Ended September 30, 2014

	Amount	Percent

CONTRACT REVENUES	$7,440,272	100.0%

CONTRACT COSTS
Subcontractors	5,460,186	73.4
Labor	538,408	7.2
Materials and equipment	8,755	0.1
Construction bond fees	110,134	1.5
Travel	17,879	0.2
Permits and fees	19,076	0.3

TOTAL CONTRACT COSTS	6,154,438	82.7

GROSS PROFIT FROM CONTRACTS	1,285,834	17.3

GENERAL AND ADMINISTRATIVE EXPENSES
Auto expense	22,100	0.3
Business development and warranty	24,381	0.3
Rent	55,104	0.7
Office expense	11,503	0.1
Insurance and bonds	21,794	0.3
Payroll expenses	217,673	2.9
Taxes - other	29,323	0.4
Telephone and internet	13,314	0.2
Travel	9,758	0.1
Depreciation	48,994	0.6
Professional services	22,253	0.3
Business meals and entertainment	4,058	0.1
Computer expenses	26,523	0.4
Dues and subscriptions	850	—
Licenses and permits	636	—
Small equipment	11,378	0.2
Advertising	12,624	0.2
Miscellaneous	5,297	0.1
TOTAL GENERAL AND ADMINISTRATIVE EXPENSES	537,563	7.2

TOTAL OPERATING INCOME	748,271	10.1

OTHER EXPENSE
Interest expense	2,859	(0.1)

TOTAL OTHER EXPENSE	2,859	(0.1)

NET INCOME	$745,412	10.0%

See accompanying notes and independent accountants’ review report.

ABACUS RESOURCE MANAGEMENT COMPANY

STATEMENT OF RETAINED EARNINGS

For the Nine Months Ended September 30, 2014

RETAINED EARNINGS JANUARY 1, 2014	$975,752

NET INCOME FOR PERIOD	745,412

STOCKHOLDERS’ DISTRIBUTIONS	(540,000)

RETAINED EARNINGS SEPTEMBER 30, 2014	$1,181,164

See accompanying notes and independent accountants’ review report.

ABACUS RESOURCE MANAGEMENT COMPANY

STATEMENT OF CASH FLOWS

For the Nine Months Ended September 30, 2014

CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$745,412
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	48,994
Increase in accounts receivable	(1,244,649)
Increase in retention receivable	(85,638)
Increase in costs and estimated earnings in excess of billings on uncompleted contracts	(230,357)
Increase in accounts payable	719,265
Increase in retention payable	250,824
Decrease in billings in excess of costs and estimated earnings on uncompleted contracts	(61,276)
Increase in sales tax payable	116,939

NET CASH PROVIDED BY OPERATING ACTIVITIES	259,514

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of property and equipment	(6,428)

NET CASH USED BY INVESTING ACTIVITIES	(6,428)

CASH FLOWS FROM FINANCING ACTIVITIES
Payments on long-term debt	(18,471)
Stockholders’ distributions	(540,000)

NET CASH USED BY FINANCING ACTIVITIES	(558,471)

NET DECREASE IN CASH AND CASH EQUIVALENTS	(305,385)

CASH AND CASH EQUIVALENTS, beginning	666,454

CASH AND CASH EQUIVALENTS, ending	$361,069

See accompanying notes and independent accountants’ review report.

ABACUS RESOURCE MANAGEMENT COMPANY

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2014

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Abacus Resource Management Company (ARMCO) is a full-service energy services company founded in 1986. ARMCO’s core business is identifying and implementing energy conservation projects for its clients throughout the Pacific Northwest.

Operating Cycle

Assets and liabilities related to long-term contracts are included in current assets and current liabilities in the accompanying balance sheets as they will be liquidated in the normal course of contract completion, although this may require more than one year.

Revenue and Cost Recognition on Construction Contracts

The Corporation recognizes revenues from construction contracts on the percentage-of-completion method, measured by the percentage of cost incurred to date to estimated total costs for each contract. This method is used because management considers total cost to be the best available measure of progress on the contracts.

Contract costs include all direct labor, material, subcontract costs, other direct costs and allocated indirect costs related to contract performance. Selling, general and administrative costs are charged to expense when incurred. Provisions for estimated losses on uncompleted contracts are made in the period in which such losses are determined. Changes in job performance, job conditions, and estimated profitability may result in revisions to costs and income and are recognized in the period in which the revisions are determined.

The asset, “Costs and estimated earnings in excess of billings on uncompleted contracts,” represents revenues recognized in excess of amounts billed. The liability, “Billings in excess of costs and estimated earnings on uncompleted contracts,” represents billings in excess of revenues recognized.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Corporation considers cash and short-term investments with original maturities of three months or less to be cash equivalents.

The Corporation maintains all of its cash at one bank which, at times, is in excess of federally insured limits. Management monitors the soundness of this financial institution and feels the Corporation’s risk is negligible. The Corporation has not experienced any losses in such accounts.

Accounts Receivable

Accounts receivable have been recorded at full value with no provision for doubtful accounts. All accounts receivable are deemed collectible at September 30, 2014.

ABACUS RESOURCE MANAGEMENT COMPANY

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2014

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Property and Equipment

Property and equipment are recorded at cost and include major expenditures which increase productivity or substantially increase useful lives.

Maintenance, repairs, and minor replacements are charged to expense when incurred. When equipment is sold or otherwise disposed of, the asset and related accumulated depreciation are removed from the accounts and any gain or loss is included in the statements of operations.

The cost of equipment is depreciated over the estimated useful lives of the related assets. Depreciation is computed using the straight-line method for financial reporting purposes. Estimated useful lives range from 3 to 5 years.

Advertising Costs

The Corporation expenses the cost of advertising as incurred. Total advertising costs expensed for the nine months ended September 30, 2014 were $12,624.

Income Taxes

Provisions for income taxes have not been provided because the stockholders elected to be treated as an S Corporation for income tax purposes. As such, the corporation income or loss and credits are passed to the stockholders and are combined with their other personal income and deductions to determine taxable income on their individual tax returns. In addition, accelerated depreciation methods are used for tax reporting purposes.

Use of Estimates

Management uses estimates and assumptions in preparing financial statements. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported revenues and expenses. Actual results could differ from these estimates. Management’s estimates and assumptions include, but are not limited to, estimates of contract revenue, costs and gross profit. Management’s estimates and assumptions are derived from and are continually evaluated based upon available information, judgment and experience.

Warranties

The Corporation provides a one-year warranty covering defects specific to its portion of contracts on construction projects. The warranty historically has not produced material costs; therefore, the Corporation does not accrue future estimated expense against current operations.

ABACUS RESOURCE MANAGEMENT COMPANY

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2014

NOTE 1 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Compensated Absences

Employees of the Corporation are entitled to paid vacation and paid sick days depending on job classification, length of service, and other factors. It is not practicable for the Corporation to estimate the amount of compensation for future absences. Accordingly, no liability for compensated absences has been recorded in the accompanying financial statements. The Corporation’s policy is to recognize the costs of compensated absences when actually paid to employees.

NOTE 2 — COSTS AND ESTIMATED EARNINGS ON UNCOMPLETED CONTRACTS

Costs incurred on uncompleted contracts	$8,920,349
Estimated earnings	2,877,179
11,797,528
Less billings to date	(11,444,058)
$353,470
Included in the accompanying balance sheet under the following captions:

Costs and estimated earnings in excess of billings on uncompleted contracts	$428,172
Billings in excess of costs and estimated earnings on uncompleted contracts	(74,702)
$353,470

NOTE 3 — LEASING ARRANGEMENTS

The Corporation conducts its operations from facilities that are leased under a 39-month operating lease that will expire on July 31, 2015. The current monthly rent is $4,602 with a rent concession of $594 per month through July 1, 2014.

Future minimum rental payments required under the above operating lease from October 1, 2014 through the expiration of the lease on July 31, 2015 are $46,020.

Total rent expense under all operating leases was $55,104 for the nine months ended September 30, 2014.

ABACUS RESOURCE MANAGEMENT COMPANY

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2014

NOTE 4 — LINE OF CREDIT

The Corporation has available a line of credit up to $500,000 with KeyBank National Association at an interest rate of prime plus 1.0%. The line is secured by all assets of the Corporation and the personal guarantees of the Corporation’s stockholders. At September 30, 2014, there was no balance due on the line of credit.

NOTE 5 — LONG-TERM DEBT

Long-term debt consists of the following:

		Current
	Total	Portion
Note payable to Toyota Motor Credit at $566.83 per month including interest at 3.99%. The note is secured by a 2008 Toyota Sequoia.	$11,479	$6,461

Note payable to Dodge Credit at $479.76 per month including interest at 5.75%. The note is secured by a 2011 Dodge Ram.	7,815	5,450

Note payable to TD Auto Finance at $652.44 per month including interest at 4.09%. The note is secured by a 2013 Dodge Charger.	22,646	7,034

Note payable to Chrysler Capital at $670.91 per month including interest at 4.59%. The note is secured by a 2014 Dodge Pickup.	31,028	6,768
	$72,968	$25,713

Principal payments due on long-term debt using these payment amounts for subsequent years are as follows:

2015	$25,713
2016	21,795
2017	15,050
2018	8,418
2019	1,992

$72,968

NOTE 6 — STOCKHOLDERS’ EQUITY

The Corporation has 2,000 shares of authorized and issued no par stock with a stated value of $1.00 per share.

ABACUS RESOURCE MANAGEMENT COMPANY

NOTES TO FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2014

NOTE 7 — MAJOR CUSTOMERS AND RISK CONCENTRATIONS

Contract revenues consist primarily of contracts with public and non-profit entities located throughout Oregon and Washington.

Accounts receivable from one customer as of September 30, 2014 represents 71% of the total trade accounts receivable balance. The Corporation had two customers which made up approximately 74% of the contract revenues for the nine months ended September 30, 2014.

NOTE 8 — SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION

The Corporation uses the indirect method for reporting cash flow.

Cash paid during the period for:

Interest	$2,859

Excise taxes	$150

NOTE 9 — SUBSEQUENT EVENTS

The Corporation has evaluated subsequent events through December 29, 2014, which is the date the financial statements were available to be issued.

As of the date of the financial statements, the Corporation was in ongoing negotiations for the sale of the entire Corporation.